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                                                                     EXHIBIT 5.1

                          [Latham & Watkins Letterhead]

                                 October 5, 2001


CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, California  94304

       Re:   Issuance of 212,593 Shares of Common Stock of CV Therapeutics, Inc.

Ladies and Gentlemen:

        In connection with the issuance by CV Therapeutics, Inc. (the "Company") to Acqua Wellington North American Equities Fund, Ltd. of 212,593 shares of the Company's common stock, par value $0.001 per share (the "Shares"), pursuant to the registration statement on Form S-3 (File No. 333-59318) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a prospectus dated July 23, 2001 (the "Prospectus") and a prospectus supplement dated October 3, 2001, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Shares are validly issued, fully paid and nonassessable.

        We consent to your filing this opinion with a Current Report on Form 8-K and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                               Very truly yours,

                                               /s/ LATHAM & WATKINS